UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

Jernigan Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001‑36892	47‑1978772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Poplar Avenue, Suite 650	38119
(Address of Principal Executive Offices)	(Zip Code)

(901) 567‑9510

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 2.02.            Results of Operations and Financial Condition.

On May 1, 2019, Jernigan Capital, Inc. (“the Company”) issued a press release announcing its financial position as of March 31, 2019, results of operations for the three months ended March 31, 2019, and other related information. Also on May 1, 2019, the Company made available on the investor relations page of the Company’s website at www.jernigancapital.com certain supplemental information concerning the Company’s financial results and operations for the three months ended March 31, 2019. Copies of such press release and supplemental information are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8‑K and are incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8‑K, the information included in this Current Report on Form 8‑K, including Exhibit 99.1 and Exhibit 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01.            Regulation FD Disclosure.

The disclosure contained in Item 2.02 is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press release dated May 1, 2019
99.2	Jernigan Capital, Inc. First Quarter 2019 Supplemental Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2019

Jernigan Capital, Inc.

	By:	/s/ John A. Good
		Name:	John A. Good
		Title:	Chief Executive Officer